Exhibit 99.1

FOR IMMEDIATE RELEASE

Altisource Residential Corporation Announces Acquisition of

751 Stabilized Rental Properties, Taking Rental Portfolio to over 10,000 Homes;

Provides Strategic Update

Continues to Execute on Growth Plan

CHRISTIANSTED, U.S. Virgin Islands, June 29, 2017 (GLOBE NEWSWIRE) — Altisource Residential Corporation (“RESI” or “the Company”) (NYSE:RESI) today announced that it has completed the acquisition of an additional 751 stabilized single family rental properties from entities sponsored by Amherst Holdings, LLC (“Amherst”) for an aggregate purchase price of $117 million. The transaction was the second closing under the Company’s previously announced Purchase and Sale Agreement (the “Purchase Agreement”) to acquire up to 3,500 single family rental properties from Amherst. With the completion of this transaction, RESI’s rental portfolio now exceeds 10,000 homes.

Consistent with the previous closing under the Purchase Agreement, RESI received seller financing of 75% of the purchase price pursuant to a loan agreement with a term of up to five years and a floating interest rate of one-month LIBOR plus a fixed spread of 2.30%. In connection with the acquisition, RESI has again retained the current property manager for the portfolio, Main Street Renewal, LLC.

Recent Developments

In addition to completing its second significant acquisition under the Purchase Agreement, RESI also made substantial progress on the disposition of legacy assets during the second quarter of 2017. In May, the Company completed its anticipated sale of 2,104 non-performing loans with an unpaid principal balance of $517 million, leaving approximately 450 remaining loans expected to be sold in the third quarter. Non-rental REO sales in the second quarter are expected to exceed 500 and the Company is targeting the sale of substantially all the remaining non-rental REOs by the end of 2017. The disposition of these legacy assets continues to generate substantial liquidity, positioning RESI well for the acquisition of a significant number of additional single-family rental properties.

“The completion of these important acquisition and disposition transactions mark the continued successful achievement of targeted milestones in our strategic growth plan,” stated Chief Executive Officer George Ellison.

RESI is also pleased to note that it was added to MSCI U.S. REIT Index (“RMZ”), effective as of the close of the market on May 31, 2017. The RMZ is a free float-adjusted market capitalization index that is comprised of equity REITs, excluding Mortgage REITs and selected Specialized REITs. The securities are classified in the Equity REITs Industry (under the Real Estate sector) according to the Global Industry Classification Standard (GICS®).

About RESI

Residential is focused on providing quality, affordable rental homes to families throughout the United States. Additional information is available at www.altisourceresi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company’s ability to integrate newly acquired rental assets into the portfolio; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns and convert loans to single-family rental properties; our ability to sell residential mortgage assets on favorable terms; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates and the market value of our single-family properties or the collateral underlying sub-performing and non-performing loan portfolios; the Company’s ability to successfully modify or otherwise resolve sub-performing and non-performing loans; our ability to obtain and access financing arrangements on favorable terms, or at all; the Company’s ability to apply the net proceeds from financings in target assets in a timely manner or at all; our ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. and its affiliates to effectively perform its obligations under various agreements with the Company; the failure of Main Street Renewal, LLC to effectively perform under its property management agreement with the Company; the failure of our mortgage loan servicers to effectively perform their servicing obligations under their servicing agreements; the Company’s failure to qualify or maintain qualification as a REIT; failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

CONTACT:	Robin N. Lowe
Chief Financial Officer
T: 1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com